UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 3, 2012, Amarin Corporation plc (the “Company”) issued a press release announcing its wholly owned subsidiary, Corsicanto Limited (the “Issuer”), had commenced an offering of $150 million in aggregate principal amount of exchangeable senior notes due 2032 (the “notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and that the Issuer expects to grant the initial purchasers a 30-day option to purchase additional notes solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.1 hereto.

On January 4, 2012, the Company issued a press release announcing the Issuer had priced its previously announced offering of $150 million in aggregate principal amount of notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and that the Issuer granted the initial purchasers a 30-day option to purchase $22.5 million in aggregate principal amount of additional notes solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated January 3, 2012

99.2	Press Release, dated January 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 3, 2012

99.2	Press Release, dated January 4, 2012